UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 5, 2009

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2009, the Compensation Committee of the Board of Directors of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), approved an amendment to the Company's 2006 Omnibus Incentive Plan (the "Incentive Plan"), to among other things, (i) provide that the maximum aggregate number of shares of Class A common stock available for the grant of awards under the Incentive Plan from and after the effective date of the amendment shall not exceed 700,000, and (ii) limit the shares of Class A common stock that shall be available for issuance or reissuance under the Incentive Plan from and after the effective date of the amendment to the additional 700,000 shares reserved, plus any expirations, forfeitures, cancellations, or certain other terminations of such shares (the "Incentive Plan Amendment").  The Incentive Plan Amendment was forwarded for stockholder approval, and on May 5, 2009, at the Company's 2009 Annual Meeting, the Company's stockholders approved the adoption of the Incentive Plan Amendment.  A summary of the terms and conditions of the Incentive Plan Amendment is set forth under Proposal 2 in the Company's 2009 Proxy Statement as filed with the Securities and Exchange Commission on April 10, 2009, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: May 11, 2009	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Senior Vice President and Chief Financial Officer